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Exhibit 23

Consent of Independent Registered Public Accounting Firm

Headwaters Incorporated
South Jordan, Utah

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-206082), Form S-4 (File No. 333-193756), and Form S-8 (File Nos. 333-39676, 333-39678, 333-103527, 333-113704, 333-124803, 333-147599, 333-163274, 333-166504, 333-166505, 333-181060 and 333-181061) of Headwaters Incorporated of our reports dated November 17, 2015, relating to the consolidated financial statements and the effectiveness of Headwaters Incorporated's internal control over financial reporting which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Costa Mesa, California
November 17, 2015

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm